Exhibit 10.2

EXHIBIT D

FORM OF DIRECTOR SUPPORT AGREEMENT

THIS DIRECTOR SUPPORT AGREEMENT (this “Support Agreement”) is made and entered into as of October 29, 2025 (the “Execution Date”), by and among Servbanc Holdco, Inc., an Arizona corporation and registered bank holding company (“Parent”), Servbank, National Association, a national banking association with its main office in Oswego, Illinois (“Servbank”), IF Bancorp, Inc., a Maryland corporation and registered savings and loan holding company (“Company”), and Iroquois Federal Savings and Loan Association, a federal savings and loan association with its main office in Watseka, Illinois (“Bank”), and [•], an individual resident of the State of [•] (the “Undersigned”). Terms with their initial letters capitalized and not otherwise defined herein have the meanings given to them in the Agreement (as defined below).

RECITALS

WHEREAS, the Undersigned is a director of the Company and/or the Bank;

WHEREAS, Parent and the Company are entering into that certain Agreement and Plan of Merger, dated as of the date hereof (as such agreement may be amended or supplemented from time to time, the “Agreement”), pursuant to which Merger Sub, a wholly-owned subsidiary of Parent, will merge with and into the Company, with the Company continuing as the surviving entity (the “Merger”);

WHEREAS, the term “Iroquois Federal Savings and Loan Association” as used in this Support Agreement with respect to time periods after the consummation of the merger of the Bank with and into Servbank, with Servbank continuing as the surviving entity (the “Bank Merger”), shall mean Servbank, as successor to the Bank in the Bank Merger;

WHEREAS, the Undersigned, as a director of the Company and the Bank has had access to certain Confidential Information (as defined below), including, without limitation, information concerning the Company’s and the Bank’s business and the relationships between the Company and the Bank, their respective subsidiaries, vendors and customers, and the Company’s and/or the Bank’s status and relationship with peer institutions that compete with Parent, Servbank, the Company and/or the Bank, and has had access to trade secrets, customer goodwill and proprietary information of the Company and/or the Bank and their respective businesses that constitute a substantial asset to be acquired by Parent and Servbank; and

WHEREAS, the Undersigned recognizes that Parent’s and Servbank’s willingness to enter into the Agreement is dependent on the Undersigned entering into this Support Agreement (including the anti-piracy/non-solicitation/non-competition covenants below) and, therefore, this Support Agreement is incident thereto.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration contained herein and in the Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Director Support. Subject to the terms of this Agreement, the Undersigned agrees to use his or her commercially reasonable efforts to refrain from harming the goodwill and business relationships of Parent, Servbank, the Company, the Bank and their respective subsidiaries, and their respective customer and client relationships during the term of this Support Agreement. Nothing herein obligates the Undersigned to perform any services or work for Parent, Servbank, the Company or the Bank following the Effective Time of the Merger.

2. Non-Disclosure Obligations. The Undersigned agrees that he or she will not make any unauthorized disclosure, directly or indirectly, of any Confidential Information of Parent, Servbank, the Company or the Bank to third parties, or make any unauthorized use thereof, directly or indirectly other than to accountants, lawyers and regulators of the Parties or as required by law.

For purposes of this Support Agreement, “Confidential Information” means and includes Parent’s, Servbank’s, the Company’s and the Bank’s confidential and/or proprietary information and/or trade secrets, including those of their respective subsidiaries, that have been and/or will be developed or used and that cannot be obtained readily by third parties from outside sources. Confidential Information includes, but is not limited to, the: information regarding past, current and prospective customers and investors and business affiliates, employees, contractors, and the industry not generally known to the public; strategies, methods, books, records, and documents; technical information concerning products, equipment, services, and processes; procurement procedures, pricing, and pricing techniques, including contact names, services provided, pricing, type and amount of services used; financial data; pricing strategies and price curves; positions; plans or strategies for expansion or acquisitions; budgets; research; financial and sales data; trading methodologies and terms; communications information; evaluations, opinions and interpretations of information and data; marketing and merchandising techniques; electronic databases; models and the output from same; specifications; computer programs; contracts; bids or proposals; technologies and methods; training methods and processes; organizational structure; personnel information, including compensation and bonuses; payments or rates paid to consultants or other service providers; other such confidential or proprietary information; and notes, analysis, compilations, studies, summaries, and other material prepared by or for Parent, Servbank, the Company, the Bank or any of their respective subsidiaries containing or based, in whole or in part, on any information included in any of the foregoing. The term “Confidential Information” does not include any information that (a) at the time of disclosure or thereafter is generally available to the public, other than by a breach of this Support Agreement by the disclosing party; (b) was available to the disclosing party on a non-confidential basis from a source other than a non-disclosing party and is not known by the Undersigned to be subject to any fiduciary, contractual or legal obligations of confidentiality; or (c) was independently acquired or developed by the Undersigned without violating any obligations of this Support Agreement. The Undersigned acknowledges that Parent’s, Servbank’s, the Company’s and the Bank’s respective businesses are highly competitive, that this Confidential Information regarding the Company and the Bank constitutes valuable, special and unique assets to be acquired by Parent and Servbank in the Merger and constitutes existing valuable, special and unique assets held by the Company and the Bank pre-Merger, and that protection of such Confidential Information against unauthorized disclosure and use is of critical importance to Parent and Servbank.

3. Non-Competition Obligations. The Undersigned agrees that, for the period beginning on the Execution Date and continuing until the date that is eighteen (18) months after the Effective Time of the Merger (the “Non-Competition Period”), the Undersigned will not, except as a director or officer of the Company or the Bank prior to the Effective Time of the Merger or as set forth on Schedule A hereto, in any capacity, directly or indirectly:

(a) (i) call on, service, solicit or respond to inquiries for competing business from customers of Parent, Servbank, the Company or the Bank or any of their respective Affiliates if, within the eighteen (18) months before the Execution Date, the Undersigned had or made contact with the customer, or had access to information and files about the customer, or (ii) intentionally interfere with or damage any relationship between Parent, Servbank, the Company or the Bank or any of their respective Affiliates and any such customer; or

(b) solicit, induce or respond to inquiries to or from any employee of Parent, Servbank, the Company or the Bank or any of their respective Affiliates whom the Undersigned had contact with, knowledge of, or association with in the course of service with the Company or the Bank (whether as an employee or a contractor) to terminate his or her employment from or contract with Parent, Servbank, the Company or the Bank or any of their respective Affiliates, or assist any other Person in such activities;

provided, however, that the restrictions in the foregoing (a) and (b) will not prohibit the Undersigned from responding to inquiries made in response to a general solicitation for customers or employees or publicly advertised employment opportunities (including through employment agencies).

4. Non-Competition Covenant Reasonable. The Undersigned acknowledges that the restrictions imposed by this Support Agreement are legitimate, reasonable and necessary to protect Parent’s and Servbank’s acquisition of the Company and the Bank and the goodwill and business prospects thereof. The Undersigned acknowledges that the scope and duration of the restrictions contained herein are reasonable in light of the time that the Undersigned has been a director of the Company and the Bank and the Undersigned’s relationship with the customers of the Company and/or the Bank. The Undersigned further acknowledges that the restrictions contained herein are not burdensome to the Undersigned in light of the other opportunities that remain open to the Undersigned. Moreover, the Undersigned acknowledges that he or she has and will have other means available to him or her for the pursuit of his or her livelihood after the Effective Time of the Merger.

5. Injunctive Relief and Additional Remedies. The Undersigned acknowledges that the injury that would be suffered by Parent, Servbank, the Company or the Bank as a result of a breach of the provisions of this Support Agreement (including any provision of Section 3) would be irreparable and that an award of monetary damages to Parent, Servbank, the Company or the Bank, as the case may be, for such a breach would be an inadequate remedy. Consequently, each of Parent, Servbank, the Company and the Bank shall have the right, in addition to any other rights it may have, to seek specific performance, to obtain injunctive relief to restrain any proposed or actual breach or threatened breach or otherwise to specifically enforce any provision of this Support Agreement without the obligation to post bond or other security in seeking such relief. Such equitable remedies are in addition to the right to obtain compensatory and punitive damages and attorney’s fees, and, notwithstanding Parent’s, Servbank’s, the Company’s or the Bank’s, as the case may be, right to so seek damages, the Undersigned waives any defense that an adequate remedy for Parent, Servbank, the Company or the Bank, as the case may be, exists under law. If the Undersigned, on the one hand, or Parent, Servbank, the Company or the Bank, on the other hand, must bring suit to enforce this Support Agreement, the prevailing party shall be entitled to recover its reasonable and documented attorneys’ fees and costs related thereto.

6. Extension of Restrictive Covenant Period. In the event that Parent, Servbank, the Company or the Bank shall file a lawsuit in any court of competent jurisdiction alleging a breach of Section 3 by the Undersigned and Parent, Servbank, the Company or the Bank is successful on the merits of such lawsuit, then any time period set forth in this Support Agreement including the time periods set forth in Section 3, will be extended one month for each month the Undersigned is finally determined by such court of competent jurisdiction was in breach of this Support Agreement (not to exceed the number of months remaining in the term of the applicable timer period under this Support Agreement at the time of the breach), so that Parent, Servbank, the Company or the Bank, as the case may be, is provided the benefit of the full Non-Competition Period.

7. Effectiveness of this Support Agreement. This Support Agreement shall become effective on the Execution Date. This Support Agreement shall automatically terminate and be of no further force or effect if the Agreement (once executed) is terminated in accordance with its terms or the Merger does not occur.

8. Waiver; Amendment. The rights and remedies of the parties hereto are cumulative and not alternative. Any party may unilaterally waive a right which is solely applicable to it. Such action will be evidenced by a signed written notice. Neither the failure nor any delay in exercising any right, power or privilege under this Support Agreement by any party hereto will operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion will not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder. This Support Agreement may be amended, modified or supplemented only by an instrument in writing executed by each of the parties hereto.

9. Notices. All notices, consents, waivers and other communications required or permitted to be given under this Support Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, mailed by first class mail (postage prepaid) or sent by email, courier or personal delivery (with any applicable payment) to the parties hereto at the following addresses unless by such notice a different address shall have been designated:

If to Parent or Servbank:

Servbanc Holdco, Inc.

3138 East Elwood Street

Phoenix, Arizona 85034

Attention:   Stavros Papastavrou

Electronic mail: stavros.papastavrou@servbank.com

WITH A COPY TO:

Hunton Andrews Kurth LLP

1445 Ross Avenue, Suite 3700

Dallas, Texas 75202

Attention:   Peter. G Weinstock

Beth A. Whitaker

Electronic mail: pweinstock@HuntonAK.com

bwhitaker@HuntonAK.com

If to the Company or the Bank:

IF Bancorp, Inc.

201 East Cherry Street Watseka, Illinois 60970

Attention: Walter H. Hasselbring III

Electronic mail: whasselbring@iroquoisfed.com

WITH A COPY TO:

Luse Gorman, PC

Attention: Larry Spacassi

5335 Wisconsin Avenue NW, Suite 780

Washington, DC 20015

Email: lspaccasi@luselaw.com

If to the Undersigned:

At the address set forth on the Undersigned’s signature page hereto.

All notices sent by mail as provided above shall be deemed delivered three (3) days after deposit in the mail, all notices sent by courier as provided above shall be deemed delivered upon confirmation of receipt, and all notices sent by email shall be deemed delivered upon confirmation of receipt. All other notices shall be deemed delivered when actually received. Any party to this Support Agreement may change its address for the giving of notice specified above by giving notice as provided herein. Notices permitted to be sent via email shall be deemed delivered only if sent to such persons at such email addresses as may be set forth in writing (and confirmation of receipt is received by the sending party).

10. Successors and Assigns. This Support Agreement shall be binding upon and shall inure to the benefit of Parent, Servbank, the Company, the Bank and their respective successors and assigns, including, without limitation, any successor by merger, consolidation or stock purchase of Parent, Servbank, the Company, the Bank and any Person that acquires all or substantially all of the assets of Parent, Servbank, the Company or the Bank.

11. Governing Law; Jurisdiction. THIS SUPPORT AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW THAT WOULD APPLY THE LAW OF A DIFFERENT JURISDICTION. VENUE FOR ANY CAUSE OF ACTION BETWEEN THE PARTIES TO THIS SUPPORT AGREEMENT WILL LIE IN ANY FEDERAL OR STATE COURT SITTING IN THE STATE OF DELAWARE.

12. Entire Agreement. This Support Agreement, together with the Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Support Agreement supersedes all prior agreements and understandings among the parties hereto with respect to such subject matter contained herein. In the event of a conflict between the terms of this Support Agreement and the terms of the Agreement, the terms of the Agreement shall control.

13. No Third-Party Beneficiaries. Nothing contained in this Support Agreement, express or implied, is intended to confer upon any persons, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Support Agreement.

14. Severability. If any provision of this Support Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Support Agreement will remain in full force and effect. Any provision of this Support Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. If any restriction in this Support Agreement is held invalid or unenforceable by any court of competent jurisdiction, it is the intention of the parties hereto that the restrictions be reformed by such court in such a manner that protects the business and Confidential Information of Parent, Servbank, the Company and the Bank to the maximum extent permissible.

15. Representation by Counsel; Interpretation. Each party hereto acknowledges that it has had the opportunity to be represented by counsel in the negotiation, preparation and execution of this Support Agreement and the transactions contemplated hereby. Accordingly, any rule of law, including, but not limited to, the doctrine of contra proferentem, or any legal decision which would require interpretation of any claimed ambiguities in this Support Agreement against the drafting party has no application and is expressly waived. The provisions of this Support Agreement shall be interpreted in a reasonable manner to effect the intent of the parties hereto.

16. Section Headings, Construction. The headings of Sections in this Support Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Support Agreement unless otherwise specified. All words used in this Support Agreement will be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

17. Counterparts. For the convenience of the parties hereto, this Support Agreement may be executed (including by electronic means) simultaneously in two or more counterparts, each of which will be deemed an original but all of which shall constitute one and the same instrument. An email or electronic scan in “.pdf” format of a signed counterpart of this Support Agreement will be sufficient to bind the party or parties whose signature(s) appear thereon.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Support Agreement as of the date first above written.

SERVBANC HOLDCO, INC.

By:
Stavros Papastavrou, Chairman

SERVBANK, NATIONAL ASSOCIATION

By:
Stavros Papastavrou, Chairman

IF BANCORP, INC.

By:
Walter H. Hasselbring III, Chief Executive Officer

IROQUOIS FEDERAL SAVINGS AND LOAN ASSOCIATION

By:
Walter H. Hasselbring III, Chief Executive Officer

[Signature Page to Director Support Agreement]

DIRECTOR

Name:	_________________________________________
Address:

[Signature Page to Director Support Agreement]

SCHEDULE A

EXISTING CAPACITY AND/OR EXISTING OWNERSHIP